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                                                                    EXHIBIT 16.1

                          LETTER FROM KATZ & BLOOM LLC

    We audited the financial statements of Dana Alexander, Inc. (the 'Company') at December 31, 1996, and for each of the two years in the period ended December 31, 1996. In this regard, we agree with the statements made by the Company in the Registration Statement on Form S-4 dated the date hereof under the caption "Information Concerning Terra--Terra Change of Auditors."

June 4, 1998

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                                               /s/ Katz & Bloom LLC
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                                               Katz & Bloom LLC
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